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
                  HADRON, INC. AND SUBSIDIARIES
    COMPUTATION OF EARNINGS PER SHARE ASSUMING FULL DILUTION
                                                                               Three Months Ended
                                                                                  September 30,
                                                                                      1995
                                                                                ----------------

  Net Income                                                                             $30,502
                                                                                      ==========
  Interest expense related to note assumed converted                                      $9,175
                                                                                    ------------
  Net income with interest on note assumed converted                                     $39,677
                                                                                    ============

  Weighted average shares of common stock outstanding                                  1,497,329

  Weighted average affect of common stock equivalents                                     73,072

  Assumed conversion of note payable-related party
    into common stock                                                                  1,200,000
                                                                                    ------------


  Weighted average shares outstanding                                                  2,770,401
                                                                                    ------------

  Net income per common share and common share
    equivalent - assuming full dilution                                                    $0.01
                                                                                      ==========


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